PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into by and between Verde Bio Holdings, Inc. with an address of P.O. Box 67, Jacksboro, TX 76458 (hereinafter referred to as “Seller”) and Carolina Natural Resource Group LLC with an address of 7900 D Stevens Mill Rd., #232, Matthews, NC 28104 (hereinafter referred to as “Buyer”). Buyer and Seller are sometimes referred to below individually as a “Party” or collectively as the “Parties”; and

WHEREAS, Seller owns or has the right to sell the mineral & royalty interests described on Exhibit “A” (attached hereto and made a part hereof).

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, those certain oil and gas mineral and royalty interests that are defined and described as “Properties” hereinbelow, subject to and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

Subject to the terms, conditions and provisions of this Agreement, Seller agrees to sell, assign and convey to Buyer 100.000000% of Seller’s right, title and interest in and to the oil, gas, condensate, and other hydrocarbons that may be produced and saved from the lands described in those certain oil, gas and mineral leases, being more particularly described on Exhibit “A” attached hereto, including all of Seller’s oil, gas and other mineral rights including, but not limited to oil royalty, gas royalty, overriding royalty interest, and other similar interests which may be produced from said oil, gas and mineral leases and lands (hereinafter referred to as the “Properties”)1.

Terms of this transaction are as follows:

1. The purchase price is $150,000.00 (One Hundred Fifty Thousand Dollars)

2. The closing shall occur on or before November 30, 2023 from both parties executing this Agreement (the "Closing Date") during which time Buyer will have the exclusive right to conduct its review of the Properties. Payment for purchase of the Properties shall be made by wire transfer, per the wiring instructions to be provided to Seller on or before the Closing Date.

3.  On the Closing Date, Seller shall execute and deliver to Buyer, and Buyer shall receive, one or more instruments of assignment, in substantially the form of a notarized Mineral Deed attached hereto as Exhibit “B.” Such notarized Mineral Deed may be emailed, hand delivered or made by Overnighted Certified U.S. mail or Federal Express (FedEx) to the Buyer.

4. Effective Date: November 1, 2023. Buyer shall be entitled to all revenue from production from the Properties occurring on or after the Effective Date.

8. Prior to the Closing Date or termination of this Agreement, Seller shall not offer the Property for sale to any person or entity or accept or negotiate any offer to purchase by any person, entity, or other party.

9.  All notices given by Buyer to Seller or by Seller to Buyer, shall be in writing and shall be deemed delivered when actually received, or, if earlier and whether or not actually received, (i) if delivered by courier or in person, when left with any person at the address reflected above, if addressed as set forth above, (ii) if by overnight courier service (such as, by way of example but not limitation, U.S. Express Mail or Federal Express) with instructions for delivery on the next business day, one (1) business day after having been deposited with such courier, addressed as reflected above, and (iii) if delivered by mail, three days after deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed (as a certified or registered item, return receipt requested). The addresses of the Parties are the address set out in this Agreement.

1 The description of the Properties on Exhibit “A” is subject to change pending the Parties verification of title thereto.

10. This Agreement shall be governed by the laws of the State of Texas, without regard to its conflict of law principles. All disputes arising from or relating to this Agreement shall be adjudicated in a state district court sitting in Collin County, Texas, and each Party hereby consents to such court's jurisdiction and to such venue.

11. Buyer is relying solely upon its own inspection and review of any information, including any title opinions and expense or revenue projections, Verde Bio Holdings, Inc., Scott Cox and all parties related to Scott Cox, has furnished or that has otherwise been made available to Buyer, and Buyer shall accept all of the same “as is, where is." Without limitation of the foregoing, neither Verde Bio Holdings, Inc. nor Scott Cox makes any warranty or representation, express, implied, statutory, or otherwise, as to the accuracy or  completeness of any data, reports, records, projections, information, or materials, including any expense or revenue projections or estimates, now, heretofore, or hereafter furnished or made available to Buyer in connection with this Agreement or otherwise related in any manner to Buyer’s interest as obtained hereby, including, without limitation, pricing assumptions, expense projections to drill, complete, equip, or operate any well on or attributable to the lands or leases, the quality or quantity of hydrocarbon reserves (if any) attributable to the lands and Leases or Wells affected by this Agreement, the ability or potential of these lands, Leases or Wells to produce hydrocarbons, or generate revenues, the environmental condition of these lands and Leases, or any other materials furnished or made available to Buyer by Verde Bio Holdings, Inc. or Scott Cox, or by their agents or representatives. Any and all such data, records, reports, projections, information, and other materials (written or oral) furnished by Verde Bio Holdings, Inc. or Scott Cox or otherwise made available or disclosed to Buyer pursuant to this Agreement or otherwise furnished to Buyer are provided to Buyer as a convenience and shall not create or give rise to any liability of or against Verde Bio Holdings, Inc. or Scott Cox and any reliance on or use of the same shall be at Buyer’s sole risk. In addition, Verde Bio Holdings, Inc. and Scott Cox EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES TO BUYER, INCLUDING ANY WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, RELATING TO THE VALUE, CONDITION, QUANTITY, QUALITY, CONFORMITY TO TITLE, MODELS OR SAMPLES, FITNESS FOR A PARTICULAR     PURPOSE, MERCHANTABILITY, OR NON-INFRINGEMENT OF ANY ACQUIRED EQUIPMENT, FIXTURES, CONTRACT, OVERRIDING ROYALTY INTEREST, OR OTHER PERSONAL PROPERTY ASSOCIATED WITH THE CONTRACT LANDS, MINERALS, OR LEASES.

12. This Purchase and Sales Agreement and the rights, duties and obligations represented hereby shall be binding upon all parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

ACCEPTED AND AGREED TO, this ____________________.

SELLER	BUYER

Verde Bio Holdings, Inc.	Carolina Natural Resource Group LLC

EXHIBIT A

Attached to and made a part of that certain Purchase and Sale Agreement dated November ___, 2023 by and between Verde Bio Holdings, Inc. (“Grantor” whether one or more) and Carolina Natural Resource Group LLC (“Grantee”) made effective date of November 1, 2023.

LANDS

DeSoto Parish, Louisiana

TOWNSHIP 12 NORTH RANGE 15 WEST:

Section 10:South half of the Southwest Quarter {S/2 of SWl/4)

Northwest Quarter of the Southwest Quarter (NW/4 of SW/4)

Southwest Quarter of the Northwest Quarter {SW/4 of the NW/4

It is the intent of Grantor to convey unto Grantee the following Division Order Interests:

Well Name	API	Location
BLUNT 10 3-12-15 HC #1-ALT	1703126802	DeSoto, LA
BLUNT 10 3-12-15 HC #2-ALT	1703126803	DeSoto, LA
BLUNT 10 3-12-15 HC #3-ALT	1703126801	DeSoto, LA
LC BLUNT JR 10-15 HC #1	1703126337	DeSoto, LA
LC BLUNT JR 10-15 HC #2	1703126338	DeSoto, LA
LC BLUNT JR 10-2	1703124018	DeSoto, LA
LC BLUNT JR 10H-1	1703125311	DeSoto, LA
PAUL 23-1	1708522251	DeSoto, LA
SCRUGGS 10 3-12-15 HC #1-ALT	1703126805	DeSoto, LA
SCRUGGS 10 3-12-15 HC #2-ALT	1703126806	DeSoto, LA

Belmont County, Ohio

Situated in the Township of Smith, County of Belmont, State of Ohio and being part of the Northwest Quarter of Section 6, Township 6, Range 4 and also being part of an 81.641-acre tract of land as recorded in Memorandum of Oil and Gas Lease, Official Record, Vol. 673, PG. 370, Belmont County Recorder’s Office, Auditor’s Parcel Number 35-00131.000, bounded and described as follows:

Beginning at the Northeast corner of the Northwest Quarter of Section 6 and being the TRUE PLACE OF BEGINNING for the unitized lease area herein described:

1.Thence S 01˚57’21” W along the east line of said quarter section a distance of 1846.89 feet to a point at the southeast corner of said 81.641-acre tract;

2.Thence N 87˚47’39” W along the south line of said 81.641-acre tract a distance of 644.22 feet to a point on the calculated lease unit line;

3.Thence N 30˚00’00” W along the calculated lease unit boundary and through said 81.641-acre tract a distance of 1807.83 feet to a point;

4.Thence N 53˚08’38” E along the west line of said 81.641-acre tract a distance of 96.08 feet to a point;

5.Thence N 14˚08’38” E a distance of 260.70 feet to a point at the northwest corner of said tract;

6.Thence S 87˚51’22” E a distance of 1471.14 feet to a point and the True Place of Beginning, containing 50.399 acres of land, excepting 1.979 acres as described in Deed Vol. 789, Pg. 550, leaving a remainder of 48.420 acres more or less as surveyed under the direction of Timothy A. Uzl, P.S. 7685 of Hammontree & Associates Limited, Engineers, Planners and Surveyors of St. Clairsville, Ohio in January, 2018.

This 48.420-acre description is part of an 81.641-acre lease tract as recorded in Official Record Vol. 673, Pg. 370, Belmont County Records and in part of Auditor’s Parcel Number 35-00131.000.

The basis of bearings for this description is the Ohio State Plane Coordinate System, South Zone, NAD 83 (2011), taken from GPS observations made on site.

Laramie County, Wyoming

TOWNSHIP 14 NORTH, RANGE 65 WEST, 6TH P.M. Section 22

Division Order Interests

It is the intent of Grantor to convey unto Grantee the following Division Order Interests:

Well Name	API	Location
BIG SANDY 140-2715H	4902126921	Laramie, WY
BIG SANDY 141-2715H	4902126920	Laramie, WY
BIG SANDY 193-2715H	4902126919	Laramie, WY
BIG SANDY 195-2715H	4902126914	Laramie, WY
BIG SANDY 525-2715H	4902126915	Laramie, WY
BIG SANDY 526-2715H	4902126918	Laramie, WY
BIG SANDY 549-2715H	4902126916	Laramie, WY
BIG SANDY 550-2715H	4902126913	Laramie, WY
Borovich W RCH BL 1H	3401321150	Belmont, OH
Borovich W RCH BL 3H	3401321170	Belmont, OH
BLUNT 10 3-12-15 HC #1-ALT	1703126802	DeSoto, LA
BLUNT 10 3-12-15 HC #2-ALT	1703126803	DeSoto, LA
BLUNT 10 3-12-15 HC #3-ALT	1703126801	DeSoto, LA
LC BLUNT JR 10-15 HC #1	1703126337	DeSoto, LA
LC BLUNT JR 10-15 HC #2	1703126338	DeSoto, LA
LC BLUNT JR 10-2	1703124018	DeSoto, LA
LC BLUNT JR 10H-1	1703125311	DeSoto, LA
PAUL 23-1	1708522251	DeSoto, LA
SCRUGGS 10 3-12-15 HC #1-ALT	1703126805	DeSoto, LA
SCRUGGS 10 3-12-15 HC #2-ALT	1703126806	DeSoto, LA

It is the intention to convey an undivided 100.000000% interest in the interests described above.